UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2016
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 20, 2016, the Board of Directors (the “Board”) of BB&T Corporation (the “Corporation”) approved and adopted amendments to the Corporation’s Amended and Restated Bylaws (as so amended, the “Bylaws”) to implement proxy access. A new Section 14 has been added to Article II of the Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Corporation’s outstanding shares of common stock continuously for at least three years to nominate and include in the Corporation’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 25% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and the Corporation receives notice of such nominations as required under the Bylaws.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of BB&T Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Daryl N. Bible

Daryl N. Bible
Senior Executive Vice President and Chief Financial Officer

Date: December 22, 2016